Exhibit 99.1 - Earnings Release – Fourth Quarter Ended September 27, 2009

                      201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for fourth fiscal quarter

DAVENPORT, Iowa (Nov. 12, 2009) — Lee Enterprises, Incorporated (NYSE: LEE), recorded diluted earnings per common share of 4 cents for its fourth fiscal quarter ended Sept. 27, 2009, compared with a loss of $4.34 per share a year ago. Excluding non-cash impairment charges and other unusual items(1), earnings were 5 cents, compared with 13 cents a year ago.

Operating cash flow(2)  increased 10.5 percent in the quarter compared with a year ago, as Lee reduced cash operating expenses, excluding unusual items, 25.5 percent.

“We feel good about the quarter and our direction,” said Mary Junck, chairman and chief executive officer. “Cost reductions and lower newsprint prices enabled us to post a strong increase in cash flow and continue to reduce debt substantially, by $20 million in the quarter and $164 million in the fiscal year.”

She said September was Lee’s best month for year-over-year advertising revenue since December 2008, and October results were similar. She said additional improvement in the revenue trend is expected in November. Cash costs are expected to decrease 15-16 percent in the December 2009 quarter versus a year ago and 6-7 percent in fiscal 2010.

“While we can’t predict the timing of the economic recovery, we believe our streamlining of costs, aggressive sales programs and unmatched delivery of local news, information and advertising have positioned Lee to emerge strong,” she said. “In 2009, we increased local market share by taking millions of advertising dollars from competitors, and in 2010 we expect to gain further share through our rollout of online behavioral targeting advertising and other intensive sales programs.”

She added: “Meanwhile, our online audiences continue to grow rapidly – up 18 percent in the quarter – and our print audiences remain huge and stable. Combined, our newspapers and online sites reach up to three-fourths of adults in our markets. We’re strong across all age groups, reaching 60 percent or more of 18- to 29-year-olds. We’re first and best in local news, with more journalists than all of our competitors combined. No competitor can match the results we deliver for advertisers through our newspapers, niche publications and online. Even in a difficult economy, we continue to generate significant cash flow.”

FOURTH QUARTER OPERATING RESULTS

Total operating revenue from continuing operations for the quarter decreased 20.0 percent from a year ago to $195.8 million. Combined print and online advertising revenue decreased 23.8 percent to $140.5 million, with retail advertising down 19.7 percent, national down 14.8 percent and classified down 31.8 percent. Combined print and online employment advertising revenue decreased 56.1 percent, automotive decreased 30.8 percent and real estate decreased 28.9 percent. Online advertising revenue declined 24.7 percent, attributable to weakness in classified advertising. Circulation revenue declined 6.3 percent, partially a result of elimination of less profitable distribution.

Operating expenses, excluding unusual items, depreciation and amortization, decreased 25.5 percent. Compensation declined 23.5 percent, with the average number of full-time equivalent employees down 15.1 percent. Newsprint and ink expense decreased 61.1 percent, a result of a reduction in newsprint volume of 32.9 percent and reduced cost of newsprint.

Operating cash flow increased 10.5 percent compared with a year ago to $40.5 million, and operating cash flow margin(2)  increased from 15.0 to 20.7 percent. Including equity in earnings of associated companies, depreciation and amortization, as well as adjustments for impairment and other non-cash charges, operating income increased to $21.0 million from a deficit of $214.7 million a year ago. Non-operating expenses, primarily interest, resulted in net income available to common stockholders of $1.8 million.

ADJUSTED EARNINGS AND EPS FOR THE QUARTER

Unusual items, primarily non-cash impairment charges in the prior year, affected year-over-year comparisons for the quarter. The following table summarizes the impact from unusual items on net income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	13 Weeks Ended
	Sep 27, 2009		Sep 28, 2008
(Thousands, except per share)	Amount	Per Share	Amount	Per Share
Net income (loss) available to common stockholders, as reported	$ 1,755	$ 0.04	$ (192,237)	$ (4.34)
Adjustments:
Impairment of goodwill and other assets, including TNI Partners	1,381		230,537
Debt financing costs	1,833		876
Other, net	2,095		2,820
	5,309		234,233
Income tax effect of adjustments, net, other unusual tax items, and impact on minority interest	(4,651)		(37,048)
658		0.01	197,185	4.45
Net income available to common stockholders, as adjusted	2,413	0.05	4,948	0.11
Change in redeemable minority interest liability	-	-	700	0.02
Net income, as adjusted	$ 2,413	$ 0.05	$ 5,648	$ 0.13

OPERATING RESULTS FOR FISCAL 2009

Total operating revenue from continuing operations for the 12 months decreased 18.2 percent from a year ago to $842.0 million. Combined print and online advertising revenue decreased 21.6 percent to $614.7 million, with retail advertising down 16.0 percent, national down 10.1 percent and classified down 32.2 percent. Combined print and online employment advertising revenue decreased 54.2 percent, automotive decreased 27.9 percent and real estate decreased 31.5 percent. Online advertising revenue declined 23.7 percent. Circulation revenue declined 5.3 percent.

Operating expenses, excluding unusual items, depreciation and amortization, decreased $150 million, or 18.3 percent, to $668.4 million. Compensation declined 19.6 percent, with the average number of full-time equivalent employees down 14.7 percent. Newsprint and ink expense decreased 30.4 percent and other cash costs decreased 12.2 percent.

Operating cash flow decreased 19.3 percent compared with a year ago to $167.0 million, and operating cash flow margin decreased from 20.1 to 19.8 percent. Including equity in earnings of associated companies, depreciation and amortization, as well as adjustments for impairment and other non-cash charges, the operating loss was $173.4 million. For the year, Lee reported a loss per diluted common share from continuing operations of $2.77, compared with a loss of $19.65 in 2008. Excluding non-cash impairment charges and other unusual items, earnings were 35 cents in 2009, compared with $1.02 in 2008.

ADJUSTED EARNINGS AND EPS FOR FISCAL 2009

Unusual items affected comparisons for the year. In both years, unusual items included adjustments for impairment of goodwill and other assets. Also, $71.3 million of the liability related to the redemption of the minority interest in St. Louis initially recorded in 2008 was reversed in 2009, increasing 2009 results by $57.1 million. Unusual items in 2009 also included the incremental cost of debt refinancing. The following table summarizes the impact from unusual items on net income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	52 Weeks Ended
	Sep 27, 2009		Sep 28, 2008
(Thousands, except per share)	Amount	Per Share	Amount	Per Share

Net loss available to common stockholders, as reported	$ (123,191)	$ (2.77)	$ (880,316)	$ (19.64)
Adjustments:
Impairment of goodwill and other assets, including TNI Partners	265,904		1,175,286
Debt financing costs	17,467		3,505
Other, net	6,848		4,463
	290,219		1,183,254
Income tax effect of adjustments, net, other unusual tax items, and impact on minority interest	(94,518)		(265,979)
	195,701	4.40	917,275	20.47
Net income available to common stockholders, as adjusted	72,510	1.63	36,959	0.82
Change in redeemable minority interest liability	(57,055)	(1.28)	8,838	0.20
Net income, as adjusted	$ 15,455	$ 0.35	$ 45,797	$ 1.02

AUDIENCES

The number of unique visitors at Lee online sites increased 17.9 percent to 44.4 million in the quarter compared with the previous year, with page views up 11.0 percent to 602.6 million.

While print audiences continue to remain stable, paid circulation decreased in the six-month Audit Bureau of Circulations Fas-Fax period ended Sept. 30, 2009. Lee newspapers posted declines of 6.4 percent daily and 5.8 percent Sunday, compared with industry average declines of 10.6 percent daily and 7.4 percent Sunday. A majority of the decrease in paid circulation is estimated to be attributable to planned reductions, such as elimination of bulk programs and reduced distribution in lower-density circulation areas.

Although paid circulation has been allowed to decline in non-core regions, Lee’s local market reach totals nearly seven out of 10 adults, far more than any local competitor. Combined print and online reach of newspapers and online sites over the course of a week in Lee’s 10 largest markets grew to 68 percent of all adults in January-June 2009, compared with 66 percent for the same period two years ago. Reach of the newspapers alone remained steady at 61 percent. The report, from Thoroughbred Research, formerly Wilkerson & Associates, carries an overall margin of error of 1 percentage point.

DEBT AND FREE CASH FLOW(3)

Debt was reduced $20.0 million in the quarter and $164.0 million in the fiscal year, including $120 million as a result of refinancing of the Pulitzer Notes in February. Also in February, Lee restructured future payments on its $1.1 billion bank commitment. Reduction in debt, coupled with improved operating cash flow, resulted in improvement in the company’s leverage ratio in the quarter.

Carl Schmidt, vice president, chief financial officer and treasurer, said Lee continues to meet all financial covenants and expects to continue repaying debt, primarily with ongoing cash flow. Liquidity at the end of the quarter totaled $99.9 million, against $89.8 million of debt repayments due in the next four quarters.

Free cash flow in the quarter totaled $20.4 million. For the 2009 fiscal year, free cash flow totaled $57.0 million, including $26.0 million for debt refinancing costs. Free cash flow in fiscal 2008 totaled $112.4 million.

IMPAIRMENT CHARGES

Non-cash charges for the writedown of equipment no longer in use totaled $1.4 million in the quarter. For the fiscal year, impairment charges for goodwill and other assets totaled $265.9 million. The charges have no effect on cash flows but reduced reported earnings per common share, which resulted in a loss for the year.

Impairment testing is performed in accordance with generally accepted accounting principles, which, among other factors, require consideration of differences between the book value and the fair value of all of the company's assets, including the consideration of current market capitalization.

ABOUT LEE

Lee Enterprises is a leading provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, online sites and more than 300 specialty publications in 23 states. Lee’s newspapers have circulation of 1.4 million daily and 1.7 million Sunday, reaching nearly four million readers daily. Lee’s online sites attract nearly 15 million unique visits monthly, and Lee’s weekly publications have distribution of four million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Thousands, except per share)

	13 Weeks Ended				52 Weeks Ended
	Sep 27 2009	Sep 28 2008%		Sep 27 2009	Sep 28 2008%
Advertising revenue:
Retail	$ 79,828	$ 100,625	(20.7)%	$ 358,104	$ 434,069	(17.5)%
National	8,300	9,953	(16.6)	39,047	44,143	(11.5)
Classified:
Daily newspapers:
Employment	5,550	13,291	(58.2)	26,489	59,457	(55.4)
Automotive	6,754	10,967	(38.4)	30,465	45,388	(32.9)
Real estate	7,302	10,200	(28.4)	30,066	43,282	(30.5)
All other	12,063	11,286	6.9	44,635	43,006	3.8
Other publications	7,367	10,780	(31.7)	30,660	43,361	(29.3)
Total classified	39,036	56,524	(30.9)	162,315	234,494	(30.8)
Online	10,183	13,515	(24.7)	42,073	55,119	(23.7)
Niche publications	3,181	3,877	(18.0)	13,135	15,874	(17.3)
Total advertising revenue	140,528	184,494	(23.8)	614,674	783,699	(21.6)
Circulation	45,192	48,221	(6.3)	185,154	195,457	(5.3)
Commercial printing	2,887	3,580	(19.4)	12,895	15,993	(19.4)
Online services & other	7,219	8,598	(16.0)	29,307	33,719	(13.1)
Total operating revenue	195,826	244,893	(20.0)	842,030	1,028,868	(18.2)
Operating expenses:
Compensation	79,533	103,899	(23.5)	339,014	421,652	(19.6)
Newsprint and ink	10,741	27,615	(61.1)	72,311	103,926	(30.4)
Other operating expenses	63,121	74,253	(15.0)	257,060	292,840	(12.2)
Workforce adjustments and transition costs	1,920	2,474	NM	6,650	3,428	NM
Operating expenses, excluding depreciation and amortization	155,315	208,241	(25.4)	675,035	821,846	(17.9)
Operating cash flow	40,511	36,652	10.5	166,995	207,022	(19.3)
Depreciation	8,048	8,866	(9.2)	32,807	34,670	(5.4)
Amortization	11,000	13,530	(18.7)	46,792	56,408	(17.0)
Impairment of goodwill and other assets	1,381	219,443	NM	245,953	1,070,808	NM
Equity in earnings of associated companies:
TNI Partners	229	696	(67.1)	2,511	6,171	(59.3)
Madison Newspapers	641	857	(25.2)	2,609	4,040	(35.4)
Reduction in investment in TNI Partners	-	11,094	NM	19,951	104,478	NM
Operating income (loss)	20,952	(214,728)	NM	(173,388)	(1,049,131)	NM
Non-operating income (expense):
Financial income	10	1,155	(99.1)	1,886	5,857	(67.8)
Financial expense	(20,503)	(14,934)	37.3	(75,425)	(67,967)	11.0
Debt financing costs	(1,833)	(876)	NM	(17,467)	(3,505)	NM
Other, net	-	1,254	NM	1,823	885	NM
	(22,326)	(13,401)	66.6	(89,183)	(64,730)	37.8
Loss from continuing operations before income taxes	(1,374)	(228,129)	NM	(262,571)	(1,113,861)	NM
Income tax benefit	(3,156)	(36,418)	NM	(82,509)	(242,633)	NM
Minority interest	27	(174)	NM	179	535	(66.5)
Income (loss) from continuing operations	1,755	(191,537)	NM	(180,241)	(871,763)	NM
Discontinued operations	-	-	NM	(5)	285	NM
Net income (loss)	1,755	(191,537)	NM	(180,246)	(871,478)	NM

Change in redeemable minority interest liability	-	(700)	NM	57,055	(8,838)	NM
Net income (loss) available to common stockholders	$ 1,755	$ (192,237)	NM	$ (123,191)	$ (880,316)	NM

Earnings (loss) per common share:
Basic:
Continuing operations	$ 0.04	$ (4.34)	NM	$ (2.77)	$ (19.65)	NM
Discontinued operations	-	-	NM	-	0.01	NM
	$ 0.04	$ (4.34)	NM	$ (2.77)	$ (19.64)	NM

Diluted:
Continuing operations	$ 0.04	$ (4.34)	NM	$ (2.77)	$ (19.65)	NM
Discontinued operations	-	-	NM	-	0.01	NM
	$ 0.04	$ (4.34)	NM	$ (2.77)	$ (19.64)	NM

Average common shares:
Basic	44,461	44,344		44,442	44,813
Diluted	45,349	44,344		44,442	44,813

FREE CASH FLOW
(Thousands)

	13 Weeks Ended		52 Weeks Ended
	Sep 27 2009	Sep 28 2008	Sep 27 2009	Sep 28 2008
Operating income (loss)	$ 20,952	$ (214,728)	$ (173,388)	$ (1,049,131)
Depreciation and amortization	19,381	22,982	81,024	95,497
Impairment of goodwill and other assets	1,381	219,443	245,953	1,070,808
Reduction in investment in TNI Partners	-	11,094	19,951	104,478
Stock compensation	676	1,615	3,013	5,905
Cash interest expense	(20,676)	(16,970)	(79,231)	(75,956)
Debt financing costs paid	(56)	-	(26,061)	-
Financial income	10	1,155	1,886	5,857
Cash income tax benefit (paid)	476	122	(5,260)	(26,173)
Minority interest	(27)	174	(179)	(535)
Capital expenditures	(1,738)	(4,585)	(10,702)	(18,381)
Total	$ 20,379	$ 20,302	$ 57,006	$ 112,369

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE
(Thousands)

	13 Weeks Ended			52 Weeks Ended
	Sep 27 2009	Sep 28 2008%		Sep 27 2009	Sep 28 2008%
Retail	$ 82,587	$ 102,825	(19.7)%	$ 369,304	$ 439,680	(16.0)%
National	8,588	10,082	(14.8)	39,989	44,482	(10.1)

Classified:
Employment	8,970	20,452	(56.1)	41,625	90,841	(54.2)
Automotive	10,496	15,163	(30.8)	45,574	63,190	(27.9)
Real estate	9,636	13,548	(28.9)	39,329	57,389	(31.5)
Other	17,070	18,546	(8.0)	65,719	72,242	(9.0)
Total classified	$ 46,172	$ 67,709	(31.8)%	$ 192,247	$ 283,662	(32.2)%

REVENUE BY REGION
(Thousands)

	13 Weeks Ended			52 Weeks Ended
	Sep 27 2009	Sep 28 2008%		Sep 27 2009	Sep 28 2008%
Midwest	$ 115,418	$ 146,718	(21.3)%	$ 502,533	$ 620,600	(19.0)%
Mountain West	38,104	46,120	(17.4)	158,851	190,937	(16.8)
West	24,155	30,213	(20.1)	102,952	129,312	(20.4)
East/Other	18,149	21,842	(16.9)	77,694	88,019	(11.7)
Total	$ 195,826	$ 244,893	(20.0)%	$ 842,030	$ 1,028,868	(18.2)%

DAILY NEWSPAPER ADVERTISING VOLUME
(Thousands of inches)

	13 Weeks Ended			52 Weeks Ended
	Sep 27 2009	Sep 28 2008%		Sep 27 2009	Sep 28 2008%
Retail	2,560	2,968	(13.7)%	10,993	12,639	(13.0)%
National	116	128	(9.4)	488	612	(20.3)
Classified	2,952	3,631	(18.7)	11,607	14,317	(18.9)
Total	5,628	6,727	(16.3)%	23,088	27,568	(16.3)%

SELECTED BALANCE SHEET INFORMATION
(Thousands)

	Sep 27 2009	Sep 28 2008
Cash	$ 7,905	$ 23,459
Restricted cash and investments	9,324	126,060
Debt (principal amount)	1,168,335	1,332,375

SELECTED STATISTICAL INFORMATION
(Dollars in Thousands)
	13 Weeks Ended			52 Weeks Ended
	Sep 27 2009	Sep 28 2008%		Sep 27 2009	Sep 28 2008%
Capital expenditures	$ 1,738	$ 4,585	(62.1)%	$ 10,702	$ 18,381	(41.8)%
Newsprint volume (tonnes)	23,608	35,173	(32.9)	103,324	150,041	(31.1)
Average full-time equivalent employees	6,444	7,590	(15.1)	6,718	7,874	(14.7)

NOTES:

(1)

Adjusted net income and adjusted earnings per common share, which are defined as net income (loss) available to common stockholders and earnings (loss) per common share adjusted to exclude unusual items and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted net income and adjusted earnings per common share to income (loss) available to common stockholders and earnings (loss) per common share are included in tables in this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure.  However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)	Operating cash flow, which is defined as operating income before depreciation, amortization, impairment charges and equity in earnings of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) are non-GAAP financial measures. See (1) above. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.
(3)

Free cash flow, which is defined as operating income, plus depreciation and amortization, impairment charges, stock compensation and financial income, minus financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. Reconciliations of free cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(4)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been adjusted for comparative purposes, and the reclassifications have no impact on earnings.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking, that is based largely on the Company’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact of continuing adverse economic conditions, potential changes in advertising demand, newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in maintaining employee and customer relationships, increased capital and other costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 28, 2008. Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100